UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2016

Patriot National, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36804	46-4151376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 1650 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

(954) 670-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Patriot National, Inc. (“Patriot” or the “Company”) held its Annual Meeting of Stockholders on May 25, 2016 (the “Annual Meeting”). A quorum was present at the Annual Meeting as required by the Company’s Amended and Restated Bylaws.

At the Annual Meeting, two items were submitted to a vote of the Company’s stockholders. The items are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2016. At the Annual Meeting, Patriot’s stockholders (i) elected the Class I director nominees, whose names appear below, to serve as directors of Patriot until the Company’s 2019 Annual Meeting of Stockholders and (ii) ratified the appointment of BDO USA, LLP as Patriot’s independent registered public accounting firm for 2016. The final voting results are set forth below.

I.	Proposal 1: Election of Class I directors.

Nominee for Director	For	Against	Abstain	Broker Non-Votes

Steven M. Mariano	16,071,970	43,238	46,589	7,436,530

Austin J. Shanfelter	14,897,143	1,234,046	30,608	7,436,530

II.	Proposal 2: Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2016.

For	Against	Abstain	Broker Non-Votes

23,355,884	182,434	60,009	0

There were no other items of business raised during the Annual Meeting and the meeting was duly adjourned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL, INC.

Date: May 25, 2016	By:	/s/ Christopher A. Pesch
	Name:	Christopher A. Pesch
	Title:	Executive Vice President, General Counsel, Chief Legal Officer and Secretary